SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MICROTOUCH SYS INC

                    GABELLI ASSOCIATES LTD
                                12/20/00            5,500            20.8125
                                12/19/00            1,400            20.8125
                                12/18/00           13,300            20.8736
                                12/14/00              711            20.8750
                                12/13/00            3,600            20.8750
                    GABELLI ASSOCIATES FUND
                                12/19/00            1,600            20.8125
                                12/18/00           20,000            20.8750
                                12/15/00           16,350            20.8750
                                12/13/00              900            20.8750
                                12/12/00            1,600            20.8120


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKETS.


          (2) PRICE EXCLUDES COMMISSION.